EXHIBIT INDEX

Exhibit 5:               Opinion and Consent of Counsel

Exhibit 16 (b):          Financial Statement Schedules for IDS Certificate
                         Company

Exhibit 23:              Consent of Independent Auditors

Exhibit 24 (c):          Officer's Power of Attorney dated February 17, 1998